OPERATING AGREEMENT

                               OF

                      NEVADA AG AIR, LTD.,
               A NEVADA LIMITED-LIABILITY COMPANY

                    Dated as of July 5, 1996

                      OPERATING AGREEMENT

                               OF

                      NEVADA AG AIR, LTD.,
               A NEVADA LIMITED-LIABILITY COMPANY


      This Operating Agreement ("Agreement") is made and entered into at Las Vegas, Nevada, as of this fifth day of July, 1996, by and between the undersigned, GEM AIR, INC., a Nevada corporation ("Gem Air"), and AMERISTAR CASINOS, INC., a Nevada corporation ("ACI"), who constitute all of the Members of NEVADA AG AIR, LTD., a Nevada limited-liability company (the "Company"), with reference to the recitals set forth below.

                        R E C I T A L S

      A. The undersigned Members have formed the Company pursuant to the provisions of Chapter 86 of the Nevada Revised
Statutes.

     B. The undersigned Members desire, by this Agreement, to set forth their agreement as to the affairs of the Company and the conduct of its business.

      NOW, THEREFORE, in consideration of the covenants and promises made herein, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

     I.1 Adjusted Capital Account Deficit. "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

         (a) increase such Capital Account by any amounts which such Member is obligated to contribute to the Company pursuant to the terms of this Agreement or otherwise, or is deemed to be obligated to contribute pursuant to Regulations 1.704-2(g)(1) and 1.704-2(i)(5); and

        (b) reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5)
and (6).

     I.2 Affiliate. "Affiliate" means, when used with reference to a specified Person, (a) the principal of such Person, (b) any Person directly or indirectly controlling, controlled by or under common control with such Person, (c) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person and (d) any relative or spouse of such Person.

     I.3 Agreement. "Agreement" means this Operating Agreement, as originally executed and as amended from time to time, as the context requires.

     I.4 Assignment of Lease. "Assignment of Lease" means an Assignment, Acceptance and Consent that has been executed and acknowledged by an authorized representative of Gem Air, of Clark County, Nevada and of Johnny Ribeiro Builder, Inc. of Nevada, a Nevada corporation, in the form of Exhibit "C" attached hereto and incorporated herein by reference.


     I.5 Capital Account. "Capital Account" means, with respect to any Member, the capital account maintained for such Member as set forth in Section 3.2 after giving effect to the adjustments set forth in Sections 3.3 and 3.4.

     I.6 Capital Contribution. "Capital Contribution" shall mean, with respect to any Member, the total amount of cash and the agreed fair market value (net of liabilities) of other assets contributed to the Company by such Member and any subsequent contributions of cash and the agreed fair market value (net of liabilities) of any other property subsequently contributed to the Company by such Member, as set forth in detail in Article III hereof.

     I.7 Cash Available for Distribution. "Cash Available For Distribution" means the total cash revenues generated by the Company's operations (including proceeds from the sale of Company assets or the refinancing of any loan to the Company), less all cash expenditures of the Company for debt service, operating expenses and capital improvements and replacements (including,
without  limitation,  principal  and  interest  payable  on   any
indebtedness of the Company; legal, accounting, brokerage or similar service fees; and real estate taxes and assessments), and less a reasonable amount determined by the Company to be set aside for reserves, contingencies and anticipated obligations as determined by the Manager.

     I.8 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     I.9 Fiscal Year. "Fiscal Year" means the period commencing on January 1 of each calendar year and terminating on December 31 of such calendar year.

     I.10 FRPTA Affidavit. "FRPTA Affidavit" means an affidavit of Gem Air in the form of Exhibit "D" duly executed by an authorized representative of Gem Air.

     I.11 Grant Deed. "Grant Deed" means a grant deed conveying fee title in the structures, fixtures and other improvements constituting a portion of the Real Property to the Company on the Title Company's standard form.

     I.12 Ground Lease. "Ground Lease" means that certain Ground Lease executed by Johnny Ribeiro Builder, Inc. of Nevada, a
Nevada corporation, in favor of Gem Air recorded August 24,  1994 in  Book 940624 as Instrument No. 00225, Official Records of  the
Clark County Recorder.

     I.13 Lease. "Lease" means a Lease of the Real Property in the form of Exhibit "E" attached hereto and incorporated herein by this reference to be entered into by and between ACI and the Company.

     I.14 Lien. "Lien" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage,
right-of-way,   encroachment,  building   or   use   restriction,
conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     I.15 Majority. "Majority" means, for any meeting of Members, the presence in person or by proxy of Members owning an aggregate fifty-one percent (51%) or more Percentage Interest in the Company at the time of the action taken.

     I.16 Manager. "Manager" means each Person elected to manage the Company pursuant to Section 10.1 of this Agreement.


     I.17 Member Nonrecourse Debt. "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     I.18 Member Nonrecourse Debt Minimum Gain. "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the Company, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

     I.19 Member Nonrecourse Deductions. "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year of the Company equals the excess (if any) of the net increase (if any) in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

     I.20 Members. "Member" means a Person who (a) has been admitted to the Company as a member in accordance with the Articles of Organization or this Agreement, or an assignee of a Member's interest (including the right to vote and to participate in management), who has become a Member pursuant to Article VII and (b) has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

     I.21         Minimum  Gain.  "Minimum Gain" means  the  amount
determined   by  computing  with  respect  to  each   nonrecourse
liability of the Company, the amount of gain of whatever character, if any, that would be realized if it disposed in a taxable transaction of the portion of the Property subject to
such   liability  in  full  satisfaction  thereof,  and  by  then aggregating  the amounts so computed as set forth in  Regulations
Section 1.704-2(d).

     I.22 Net Profits and Net Losses. "Net Profits and Net Losses" mean, for each Fiscal Year or other period, the net income or loss of the Company, as determined by the auditors or accountants then employed by the Company, in accordance with
Section 703 of the Code, applied consistently with prior periods, with the following adjustments:

           (a) Any income of the Company that is exempt from federal income tax and not otherwise taken in computing Net Profits or Net Losses shall be added to such taxable income or loss;

          (b)        Any expenditures of the Company described in Code
Section 705(b)(2)(B) or treated as Code Section 705(b)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

          (c) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its fair market value;

          (d) An amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such Fiscal Year or other period; and


          (e) Notwithstanding any other provisions of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Losses.

     I.23 Percentage Interest. "Percentage Interest" means the proportionate share of a Member's interest in the capital of the Company.

     I.24 Permitted Liens. "Permitted Liens" means with respect to the Real Property, the items shown on the Preliminary Title
Report.

     I.25 Person. "Person" means an individual, partnership, limited partnership, corporation, trust, estate, association, limited-liability company or other entity, whether domestic or foreign.

     I.26 Personal Property. "Personal Property" means that certain personal property described in Schedule "1" to the Bill of Sale attached hereto as Exhibit "H" and incorporated herein by this reference.

     I.27 Preliminary Title Report. "Preliminary Title Report" means the preliminary title report on the Real Property issued by Title Company, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

     I.28 Property. "Property" means all assets of the Company, both tangible and intangible, or any portion thereof.

     I.29 Real Property. "Real Property" means that certain real property located in Las Vegas, Clark County, Nevada, commonly known as 135 East Reno, Suites F-3 and F-7, and more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference, together with all improvements, fixtures, trees, shrubs and other vegetation constructed or located thereon and all easements, rights-of-way and other matters benefiting such real property.

     I.30 Regulations. "Regulations" means the federal income tax regulations promulgated by the U.S. Treasury Department under the Code, as such may be amended from time to time.

     I.31 Secretary of State. "Secretary of State" means the office of the Secretary of State of the State of Nevada.

     I.32       Title Company.  "Title Company" means Fidelity National
Title Company.

     I.33 Title Policy. "Title Policy" shall mean the Title Company's ALTA Owner's Leasehold Policy of Title Insurance, Form B (1992) with the "western regional exceptions" deleted therefrom dated as of the date hereof, insuring the Company in an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000.00), and showing good and marketable fee simple title to the Real Property
vested   in   the  Company  free  and  clear  of  all  covenants,
conditions,   rights,   rights   of   way,   easements,    liens,
encumbrances, or other matters affecting title to or use of the Real Property, other than the exceptions contained in the Preliminary Title Report together with the following endorsements to such title policy: (i) ALTA Endorsement Form 4 and (ii) an endorsement to the effect that the Company's coverage shall not be limited or denied on the basis of the imputation of any knowledge of Gem Air or any of its officers or directors to the Company.


                                    ARTICLE II.

                                INTRODUCTORY MATTERS

     II.1 Principal Office. The principal office of the Company in this state shall be located at 777 W. Lake Mead, Henderson, Nevada 89015, which office may but need not be a place of its business in this state. The Members may change the location of the principal office from one location to another in the State of Nevada as the Members may designate or as the business of the Company may require.

     II.2 Other Offices. Other offices may at any time be established by the Members at any place or places.

     II.3 Duration. The latest date upon which the Company is to dissolve shall be June 30, 2025, unless earlier terminated prior thereto in accordance with the provisions hereof by unanimous agreement of the Members or pursuant to Chapter 86 of the Nevada
Revised Statutes.

     II.4 Purpose. The purpose(s) for which this limited-liability company is organized is/are to own and maintain the Real Property and to engage in such other lawful enterprises as may be incidental or appurtenant to the foregoing.

                                    ARTICLE III

                               CAPITAL CONTRIBUTIONS

      III.1 Initial Capital. The initial capital of the Company shall be the initial Capital Contributions of the Members as more completely described below:

         (a) Contemporaneously with the execution of this Agreement, ACI shall contribute cash or cash equivalents in an amount equal to Two Hundred Eighty-Nine Thousand Nine Hundred Forty-Nine
Dollars ($289,949.00) plus the cost of the Title Policy to the Company.

          (b) Contemporaneously with the execution of this Agreement, Gem Air shall contribute the Real Property to the Company, free and clear of all Liens other than Permitted Liens.

          (c) In connection with the contribution of the Real Property to the Company, contemporaneously with the execution of this Agreement, Gem Air shall execute and deliver to the Company a Grant Deed and an Assignment of Lease conveying all of Gem
Air's interest and title in and to the Real Property to the Company, together with (i) a consent and estoppel certificate from each lender whose loan is secured by a lien or other interest in the Real Property consenting to the sale and transfer of the Real Property to the Company and certifying that the amount of debt secured by such loan does not exceed Three Hundred Twenty Thousand One Hundred Two Dollars and Fifteen Cents ($320,102.15) as of July 5, 1996 and that such lender is unaware of any default or breach under any of the documents that secure or evidence such loan and (ii) the FRPTA Affidavit. The Company will cause the Grant Deed and the Assignment of Lease to be recorded in the Official Records of the Clark County Recorder. Promptly after the Company notifies Gem Air that the Grant Deed has been recorded, Gem Air shall cause Title Company to issue the Title Policy to the Company. Gem Air shall be deemed to have contributed the Real Property to the Company only when the Company shall have received the Tile Policy and ACI shall have received a copy of the Title Policy.

          (d) Contemporaneously with the execution of this Agreement, Gem Air shall execute and deliver to the Company a Bill of Sale
(the   "Bill   of   Sale")  in  the  form  attached   hereto   as
Exhibit   "H"   attached  hereto  and  incorporated   herein   by
this reference.

          (e) For the purposes of this Agreement the Real Property and the Personal Property together shall be deemed to have a fair market  value  equal to Five Hundred Seventy-Nine Thousand  Eight
Hundred  Ninety-Eight Dollars ($579,898.00) (net  of  liabilities
secured  by  such  contributed  property  that  the  Company   is
considered  to assume or take subject to for purposes of  Section
752 of the Code).

     III.2         Capital  Accounts.   Capital  Accounts  shall  be
established  on  the  Company's books representing  the  Members'
respective  Capital  Contributions to the  Company.   A  separate
Capital Account shall be maintained for each Member and, for book purposes, separated into a contribution account and an income
(loss)   account  maintained  according  to  generally   accepted
accounting principles. The Capital Account of each contributing Member shall be credited with the amount of such Member's initial Capital Contribution upon receipt thereof by the Company.

     III.3 General Rules for Adjustment of Capital Accounts. The Capital Account of each Member shall be:

           (a)        Increased by:

               (i) The amount of the Member's cash or in-kind capital contributions to the Company;

               (ii) The agreed fair market value of any property contributed by the Member to the Company (net of liabilities secured by any such contributed property that the Company is considered to assume or take subject to for purposes of Section
752 of the Code);

               (iii) The amount of Net Profits (items of income and gain, including that from tax) allocated to the Member pursuant to
Article IV hereof or other provisions of this Agreement; and

               (iv) Any other increases required by this Agreement or the Regulations including Sections 1.704-2(g)(1) and 1.704-2(i)(5).

          (b)        Decreased by:

               (i) All amounts paid or distributed to the Member, other than amounts required to be treated as a payment for property or services under the Code;

               (ii) The agreed fair market value of any property (actually and deemed) distributed in kind to the Member pursuant to this Agreement (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of Section 752 of the Code); and

               (iii) The amount of Net Losses (items of deduction and loss) allocated to the Member pursuant to Article IV hereof or other provisions of this Agreement; and

               (iv) Any other decreases required by the Regulations, including the items described in Regulations Section 1.704-
1(b)(2)(ii)(d)(4), (5) and (6).

                Before decreasing a Member's Capital Account with respect to the distribution of any property to such Member, all Members' accounts shall be adjusted to reflect the manner in which the unrealized income gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members' if there were a taxable disposition of such property by the Company on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

     III.4        Special Rules With Respect to Capital Accounts.

           (a) Consideration of Code. Notwithstanding any other provision of this Agreement, each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Regulations, including Regulation Section 1.704-1(b)(2)(iv) and appropriate adjustments to the Capital Accounts permitted in the case  of  a Member who receives the benefit of any special  basis
adjustments  under Sections 734, 743 and 754  of  the  Code.   In
determining the amount of any liability for purposes of Sections 3.3(a) and 3.3(b) above, there shall be taken into account
Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

          (b) Revaluation of Assets. Members' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event  described  in  Regulations  Section  1.704-1(b)(2)(iv)(f), including  the  addition of new Members pursuant to  Section  8.2
hereof   or  the  receipt  of  additional  capital  contributions
pursuant  to  Section  3.7 hereof, to reflect  a  revaluation  of
Company's assets on the Company's books.  Such adjustments to the
Members'  Capital  Accounts  shall be  made  in  accordance  with
Regulations  Section  1.704-1(b)(2)(iv)(g)  for  allocations   of
depreciation, depletion, amortization and gain or loss with respect to such revalued property.

          (c) Time of Adjustment. For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made.

          (d) Intent to Comply with Treasury Regulations. All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations
Section 1.704-1(b).

     III.5 Federal Income Tax Elections. The Company may make all elections for federal income tax purposes, including but not limited to an election pursuant to Code Section 754 to adjust the basis of the Company's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Company, upon the adjustment to the basis of the Company's assets, the Members' Capital Accounts shall be adjusted in accordance with the requirements of Regulation Section 1.704-
1(b)(2)(iv)(m).

     III.6 Rights With Respect to Capital; Interest. No Member shall have the right to withdraw or receive any return of its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash except as specifically provided herein. No interest shall be paid or credited to the Members on their Capital Accounts or upon any undistributed profits left on deposit with the Company.


     III.7 Additional Capital Contributions. In no event shall any Member be required to make an additional Capital Contribution to the Company, to make any loan, or to cause to be loaned to the Company any money or assets. However, the Members may authorize the Company to solicit additional Capital Contributions from the Members in an amount determined by the Members (the "Amount Solicited"). The Company shall send a notice of solicitation to all the Members and each Member wishing to make an additional Capital Contribution (each, a "Contributing Member") shall so notify the Company in writing within twenty (20) days after delivery of the notice, indicating the amount such Member is willing to contribute (the "Offer of Contribution"). Unless the Members otherwise agree, if the Contributing Members' Offers of Contribution exceed the Amount Solicited, each Contributing Member shall be entitled to contribute the proportion of the
Amount   Solicited  of  such  Contributing  Member's   Percentage
Interest, determined immediately before the solicitation for Capital Contributions. If the aggregate Offers of Contribution are less than the Amount Solicited, the Company may, at its option, elect to accept the Offers of Contribution it has received or reject such Offers of Contribution and cancel the solicitation.

                                    ARTICLE IV

                                PROFITS AND LOSSES

      IV.1 Net Profits and Losses. Subject to the provisions of this Article IV, the Net Profits and Losses of the Company for any Fiscal Year shall be allocated and credited to the Members' Capital Accounts in proportion to their Percentage Interests, provided, however, that if, and to the extent that the allocation of Net Loss in this manner would cause a Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year, then such Net Loss shall be allocated to the Member(s) who have a positive Capital Account balance in proportion that such positive balances bear to one another until the Capital Accounts of all Members have been reduced to zero, after which the balance of any such loss or deduction shall be allocated as otherwise provided in this Article IV.

     IV.2        Special Allocations.

           (a) Qualified Income Offset. Except as provided in Section 4.2(b) hereof, in the event any Member unexpectedly receives any adjustments,  allocations or distributions described  in  clauses
(4),  (5)  or  (6)  of  Regulations Section 1.704-1(b)(2)(ii)(d),
items  of  income and gain shall be specially allocated  to  each such  Member in an amount and manner sufficient to eliminate,  to the  extent  required  by the Regulations, the  Adjusted  Capital
Account  Deficit  created  by  such adjustments,  allocations  or
distributions  of  such  Member as  quickly  as  possible.   This
Section  4.2(a)  is  intended to constitute a  "qualified  income
offset"   within  the  meaning  of  Regulations  Section   1.704-
1(b)(2)(ii)(d)(3).

          (b) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4.2, if there is a net decrease in Member Minimum Gain during any Fiscal Year, each Member who would otherwise have an Adjusted Capital Account Deficit at the end of such Fiscal Year shall be specially allocated, before any other allocation under this Article IV, items of income and gain for such Fiscal Year (and, if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section
4.2(b) is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations Section 1.704-2(f).


          (c)        Member Nonrecourse Debt Minimum Gain Chargeback.
Notwithstanding any other provision of this Article IV, but except Section 4.2(b), if there is a net decrease in Member
Nonrecourse   Debt  Minimum  Gain  attributable   to   a   Member
Nonrecourse Debt during any Fiscal Year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in
accordance  with Regulations Section 1.704-2(i)(4).   Allocations
pursuant to the previous sentence shall be made in proportion  to the  respective amounts required to be allocated to  each  Member
pursuant  thereto.   The  items  to  be  so  allocated  shall  be
determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.2(c) is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" requirement of that Section of the Regulations.

          (d) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

     IV.3 Curative Allocations. The allocations set forth in Sections 4.2(b), (c) and (d) (the "regulatory allocations") are intended to comply with certain requirements of Regulations
Section 1.704-1(b). The regulatory allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items, and the regulatory allocations to each Member, shall be equal to the net amount that would have been allocated to each such Member if the regulatory allocations had not occurred.

     IV.4 Residual Allocations. Except as otherwise provided in this Agreement all items of income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the Fiscal Year.

     IV.5 Fees to Members or Affiliates. Notwithstanding the provisions of Section 4.1, in the event that any fees, interest or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or otherwise, and deducted by the Company in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Company on its federal income tax return and are treated as distributions, then:

          (a) the Net Profits or Net Losses, as the case may be, for the Fiscal Year in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as distributions; and

          (b) there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior  to  the allocations pursuant to Section 4.1, an amount  of gross  income  for the Fiscal Year equal to the  amount  of  such
fees,   interest,   or  other  amounts  that   are   treated   as
distributions.

     IV.6 Section 704(c) Allocation. If Section 704(c) of the Code applies to property (other than cash) contributed by a Member to the Company (so as to take into account the variation between the tax basis of such property and its fair market value at the time of its  contribution),  then  the Members'  Capital
Accounts  shall be   adjusted  in  accordance  with  Regulations
Section 1.704-1(b)(2)(iv)(g) and such item of income, gain, loss, and deduction with respect to any such property shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.

     IV.7 Federal Income Tax. It is the intent of the Company and its Members that the Company will be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

                                   ARTICLE V

                                 DISTRIBUTIONS

     V.1 Initial Distribution. Promptly after the date when Gem Air shall have conveyed the Real Property and the Personal Property to the Company and delivered the Bill of Sale and the
Title  Policy to the Company, and a copy of the Title  Policy  to
ACI,   the  Company  shall  distribute  Two  Hundred  Eighty-Nine
Thousand Nine Hundred Forty-Nine Dollars ($289,949.00).

     V.2 Operating Distributions. The Company's Cash Available For Distribution shall, at such times as the Manager of the Company deems advisable, be distributed first, pro rata, among
the   Members  in  the  ratio  of  the  principal  loan  balances outstanding until all accrued but unpaid interest on all loans or advances made by any Member to the Company (at the Member's option), if any, has been paid and then the principal amounts thereof, and second, to the Members in proportion to their Percentage Interests as of the date of any such distribution.

     V.3 Distribution on Dissolution and Liquidation. In the event of the dissolution and liquidation of the Company for any
reason,   after  the  payment  of  or  provision  for  creditors,
including Members who are creditors, pursuant to NRS 86.521 and other applicable law, and the payment of loans or advances that may have been made by any of the Members for working capital, the proceeds from the liquidation of the Company's Property shall be distributed among the Members in accordance with their respective
positive   Capital  Account  balances  (after   adjustments)   in
accordance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

                               ARTICLE VI

                                MEMBERS

      VI.1 Powers. Subject to the provisions of the Articles of Organization, this Agreement, and the provisions of the Nevada Revised Statutes, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Members. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers and that no Manager or Member shall take any action described below unless such action shall have been approved by a Vote of the Members:

           (a) To select and remove the Managers, agents and employees of the Company, prescribe such powers and duties for them as may be consistent with law, the Articles of Organization or this Agreement, fix their compensation, and require from them security for faithful service. The Members shall remove the Manager only if the Members unanimously agree to do so.

          (b) To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the law, with the Articles of Organization or this Agreement.


          (c) To change the principal office of this Company from one location to another within Nevada; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the State of Nevada for the holding of any Members' meeting or meetings.

          (d) To mortgage, lease, pledge, hypothecate, grant a security interest in or otherwise dispose of any Property of the Company, other than in the ordinary course of business;

          (e) To borrow money and incur indebtedness for the purpose of the Company, and to cause to be executed and delivered
therefor,   in   the  Company  name,  promissory  notes,   bonds,
debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities.

     VI.2 Compensation of Members. The Company shall have authority to pay to any Member a reasonable salary for said Member's services to the Company if all Members agree in writing. It is understood that the salary paid to any Member under the provisions of this Section shall be determined without regard to the income of the Company and shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining the net profits and losses of the Company.

     V1.3        General Restrictions.  No Member, Manager or other
officer of the Company shall have the right, power or authority to do any of the following acts without the prior unanimous written agreement of all the Members:

          (a) expend or use any Company money or Property except upon the account of and for the benefit of the Company;

          (b) enter into or commit to any agreement, contract, commitment or obligation on behalf of the Company obligating any Member to find additional capital, to make or guarantee a loan or to increase its personal liability to either the Company or third parties;

          (c) compromise, settle, or release any debt due the Company except upon full payment thereof or except in the ordinary course of business;

          (d) possess or assign rights in specific Property for other than a Company purpose, or assign the Property in trust for creditors or on the assignee's promise to pay the debts of the Company;

          (e) pledge any of the Company's credit or Property for other than company purposes;

          (f) receive or permit any Member to receive any fee or rebate, or to participate in any reciprocal business arrangements that would have the effect of circumventing any of the provisions hereof;

          (g) materially alter the business of the Company or deviate from any approved business plan of the Company as set forth in this Agreement;

          (h) permit or cause the Company to place title to any Property in the name of a nominee;

          (i) permit the Company's funds to be commingled with the funds of any other Person;

          (j) confess a judgment against the Company, the Property, or any of the Members;


          (k) dispose of any of the goodwill of the Company's business;

          (l)        submit a Company claim or liability to arbitration;

          (m) admit any person as a Member except as otherwise provided in this Agreement;

          (n)        attempt to dissolve or withdraw from the Company;

          (o)        do any act in contravention of this Agreement; or

          (p) do any other act which would make it impossible to carry on the ordinary business of the Company.

     VI.4 Action by the Members. All actions of the Members are taken by the Members in proportion to their Percentage Interests
at  the  time  of  the  action  taken.   Except  as  specifically
otherwise provided herein, the Members may vote, approve a matter or take any action by the vote of Members at a meeting at which a quorum is present, in person or by proxy, or without a meeting by
written  consent.   The vote of fifty-one percent  (51%)  of  the
Majority (wherein each Member casts a number of votes in proportion to the Member's Percentage Interest in the Company) ("Vote") shall be required to approve any action at any meeting at which a quorum is present, unless a greater vote is required or a lesser vote is provided for by this Agreement or by the Nevada Revised Statutes. Except for the Managers, acting in their capacity as Managers, no Member shall take any action with respect to the Management or operation of the Company unless such action shall have been approved by action of the Members.

     VI.5 Place of Meetings of Members. The meetings of the Members shall be held at the principal office of the Company set
forth   in  the  Articles  of  Organization,  unless  some  other
appropriate and convenient location, is designated in the notice of the meeting.

     VI.6 Annual Meetings. The annual meeting of the Members shall be held on the first day of June of each year at the hour of 11:00 p.m., beginning with the year 1997. Should said day fall upon a legal holiday, then any such annual meeting of Members shall be held at the same time and place on the next day which is not a legal holiday. At the annual meeting, the Members shall transact such business as may be properly brought before the meeting.

     VI.7 Notice. Written notice of each annual meeting signed by the Manager or by such other person or persons as the Members shall designate, shall be given to each Member entitled to vote at the meeting, either personally, by mail with charges prepaid, or by facsimile, addressed to such Member at his or her last known business address appearing on the books of the Company. If a Member gives no address, notice shall be deemed to have been given him or her if sent by mail or by facsimile addressed to the principal office of the Company. All such notices shall be sent to each Member entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

     VI.8 Special Meetings. Special meetings of the Members for any purpose may be called at any time by the Manager or by one or  more Members holding in the aggregate more than a ten percent
(10%)  Percentage  Interest in the Company.   Except  in  special
cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Members. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called.


     VI.9 Waiver of Notice. The transactions carried out at any meeting of the Members, however called and noticed or wherever held, shall be as valid as though had at a meeting regularly called and noticed if (a) all of the Members are present at the meeting, or (b) a quorum of the Members are present and if, either before or after the meeting, each of the Members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the other records of the Company or made a part of the minutes of the meeting, or (c) a Member attends a meeting without notice and does not protest prior to the meeting or at its commencement that notice was not given to him or her.

     VI.10 Adjourned Meetings And Notice Thereof. Any Members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a Majority, present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting.
Other  than  by  announcement  at  the  meeting  at  which   such
adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any Members' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     VI.11 Action By Written Consent. Any action which may be taken at any annual or special meeting of Members may be taken by the Members without a meeting if authorized by the written consent of Members holding at least a fifty-one percent (51%) Percentage Interest in the Company, unless a lesser vote is provided for in this Agreement or the Nevada Revised Statutes.
In no instance where action is authorized by written consent need a meeting of Members be called or noticed, however, unless the consents of all Members have been given in writing, a copy of the action taken by less than unanimous written consent must be sent to all Members at least ten (10) days before consummation of the action authorized by such approval.

     VI.12 Quorum. A Majority of the Members shall constitute a quorum at all meetings of the Members for the transaction of business. Each Member shall be entitled to vote in proportion to his or her Percentage Interest, provided that if, pursuant to the Nevada Revised Statutes or the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present or whether approval by the vote of the Members has been obtained, in respect of such specific matter.

     VI.13 Delegation of Authority To Members and Managers. Any one or more of the Managers or Members may at any time or times, and for such period as the Members shall determine, be delegated the authority to determine questions relating to specific areas of the conduct, operation, and management of the Company. Until such direction or delegation of authority is made, however, the Members and Managers shall have the authority set forth in this
Article VI and Article X below and that given them by the Members.

     VI.14 Expense Reimbursements. The Company shall reimburse the Members for all expenses reasonably incurred by them on behalf of the Company or in connection with the performance of their obligations hereunder.

                                       ARTICLE VII

                               REPRESENTATIONS AND WARRANTIES

      VII.1 Reciprocal Representations and Warranties. Each of the Members represents and warrants to the other Members, as of the date hereof, after giving effect to the execution and delivery of this Agreement, as follows:


          VII.1.1 Neither such Member nor any Affiliate, any agent or other Person acting on behalf of such Member, directly or indirectly, has offered any of the Interests or any similar security of the Company for sale to or solicited offers to buy any thereof from any Person.

          VII.1.2 Such Member's execution, delivery and performance of this Agreement and, in the case of Gem Air only, the Grant Deed, has been duly authorized by all necessary actions on its part, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of this Agreement or of any material agreement, lease, judgment, injunction, order, decree or other instrument binding upon it or any of its Affiliates or result in the creation or imposition of any lien on any of its assets or the assets of any of its Affiliates.

          VII.1.3 There is no action, suit or proceeding pending against, or to such Member's knowledge threatened against or affecting, it or any of its Affiliates or any of its or their rights or assets before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could adversely affect the business, financial position or results of operations of the Company or which in any manner draws into question the validity of this Agreement or, in the case of Gem Air only, the Grant Deed and the Assignment of Lease.

          VII.1.4 This Agreement represents its legally valid and binding agreement.

     VII.2 Representations and Warranties of Gem Air. Gem Air represents and warrants to ACI and the Company, as of the date hereof, after giving effect to the execution and delivery of this Agreement as follows:

          VII.2.1 There are no leases, subleases, occupancies, or tenancies in effect pertaining to the Real Property other than the Ground Lease and, there are no oral agreements with any third parties providing rights of occupancy with respect to the Real
Property.

          VII.2.2 Other than this Agreement, Gem Air has not entered into any sales contracts for the sale of all or any portion of the Real Property in bulk or otherwise and there are no unrecorded agreements, options, or rights of first refusal to purchase all or part of the Real Property.

          VII.2.3        Gem Air has not conducted or authorized the placement,
generation,   transportation,  storage,  release,  treatment   or
disposal at or around the Real Property of any material amounts of any hazardous substance; and there has never been any release of material amounts of any hazardous substances in, on, under, about or within the Real Property.

          VII.2.4 All of the improvements that constitute a portion of the Real Property have been constructed and used in compliance with  all  laws  and  in  accordance with  commercial  reasonable construction practice.  All such improvements have been made with
all   required   governmental  permits,  final  inspections   and
approvals and Gem Air has not received any notice of any violation of any City, County, State or Federal building, zoning, fire or health laws, codes, statutes, ordinances, regulations or rules filed or issued against the Real Property.

          VII.2.5 Gem Air is the sole legal and beneficial owner of the Real Property, and Gem Air holds leasehold title to the portion of the Real Property described as Tract A on the Title Report and holds fee title to the portion of the Real Property described  as
Tract  B on the title report, in each case free and clear of  any and  all liens other than Permitted Liens; and upon the execution and recordation of the Grant Deed with the Clark County Recorder's
Office,   Gem Air  shall  have  conveyed to the Company good and
merchantable title to the Real Property free and clear of any and all Liens other than Permitted Liens.

          VII.2.6 A true and complete copy of the Ground Lease is attached hereto as Exhibit "F" and incorporated herein by this
reference.   The Ground Lease continues in full force and  effect
and has not been assigned, modified, supplemented or amended in any way.

          VII.2.7 Gem Air has neither delivered nor received any notice that Gem Air has committed a default under the Ground Lease, and there  are no uncured defaults by Gem Air under the Ground  Lease and Gem Air knows of no event or condition which has occurred  or exists  or which with the passing of time, the giving or  notice, or  both, would constitute a default by Gem Air under the  Ground
Lease.   As  of  the date hereof, Gem Air has made  all  payments
required to be made under the Ground Lease.

          VII.2.8 A full and complete copy of the Business Loan Agreement by and between Bank of America, Nevada, a Nevada banking corporation  (the  "Bank")  and Gem Air  is  attached  hereto  as
Exhibit  "G" (the "Business Loan Agreement").  The Business  Loan
Agreement and that certain Deed of Trust made by Gem Air  to  the
Bank  and  recorded August 24, 1994 in Book 940824 as  Instrument
No.  00226  of  the Official Records in the Office of  the  Clark
County Recorder constitute all of the agreement between the  Bank
and  Gem  Air.   The  aggregate  principal  amount  plus  accrued
interest  of  the loan evidenced by the Business  Loan  Agreement
Three Hundred Twenty Thousand One Hundred Two Dollars and Fifteen
Cents  ($320,102.15).   Gem  Air is  not  in  default  under  the
Business Loan Agreement and the Bank has not delivered to Gem Air any notice of the Bank's intent or ability to accelerate or to terminate the Business Loan Agreement. Gem Air is not aware of any events or conditions which have occurred or exist or which with the passing of time, the giving or notice, or both, would constitute a default by Gem Air under the Business Loan Agreement or any document securing it.

                               ARTICLE VIII

            TRANSFER OF MEMBERS' INTERESTS, ADMISSION OF NEW
                     MEMBERS, AND DEFAULT BY MEMBER

      VIII.1 Approval of Members. The interest of each Member of the Company is personal property, and such interest may be
transferred and assigned only as provided in this Agreement.   No
transfer, hypothecation, encumbrance or assignment of a  Member's interest, or any part thereof, shall be valid without the consent of a Majority of the Members of the Company other than the Member proposing to dispose of its interest unless such transfer is to a wholly-owned  subsidiary  of such Member,  in  which  case,  such
transfer  shall  be  deemed approved.   If  the  transfer  is  so
approved, as a substituted Member, the transferee shall have  all the  rights and powers and be subject to all the restrictions and liabilities  of  its  assignor,  and  shall  have  the  right  to participate in the management of the business and affairs of  the
Company,  except that the substitution of the assignee  does  not release  the  assignor from liability to the Company  under  this
section.   If less than a Majority of the Members other than  the
Member proposing to dispose of its interest do not consent to the proposed transfer or assignment of an interest, the transfer may still be done, however, the transferee of the Member's interest shall have no right to participate in the management of the business and affairs of the Company or to become a Member thereof. The transferee is only entitled to receive the share of profits or other compensation by way of income and the return of contributions, to which the transferring Member would otherwise be entitled.


     VIII.2 Admission of New Members. New Members may be admitted to membership in the Company upon the consent of all of the
Members.  The amount of Capital Contribution which must  be  made by  a  new Member shall be determined by the vote of all existing
Members.   A  new Member shall not be admitted into  the  Company
until the Capital Contribution required of such Person has been made and he or she agrees in writing to be bound by the terms and provisions of and to assume all obligations under the Articles of Organization and this Agreement, as amended. Upon admission the new Member shall have all rights and duties of a Member of this Company.

     VIII.3 Sale of a Member's Interest. Any Member who desires to sell his share and interest in the Company must give the right of first  refusal to purchase said share and interest for  the  same price  as being offered by a bona fide buyer to the other Members
(the  "Offeree  Members"),  by  written  notice  containing   all
material  terms, price and conditions of such proposed  sale  and
transfer.   Each Offeree Member shall then have thirty (30)  days
in  which to accept such offer and purchase said interest on  the terms  and conditions provided in the offer, each Member electing to  purchase having the right to purchase that percentage of  the
interest   being   sold  obtained  by  dividing  its   respective
Percentage  Interest  of the Company by the aggregate  Percentage
Interests of all Members electing to purchase. Unless one or more offeree Member elects to accept the offer and purchase the selling Member's interest within said thirty (30) days as aforesaid, the selling Member shall then be free to sell or convey its interest to any third party offeree, but only on the terms and conditions set forth in the original offer and in compliance with the terms of Section 8.4 below. If the selling
Member does not complete the transfer of its interest to a third party within thirty (30) days after expiration of the above-described thirty (30) day acceptance period, the Offeree Members shall again be granted a right of refusal with respect to such transfer.

     VIII.4 Agreements with Transferees. In the event that a Member transfers its interest in the Company to any person or entity pursuant to the provisions of this Article, other than another existing Member, no such transfer shall be effective unless and until the proposed transferee agrees in writing to be
bound  by  the  terms  and  provisions  of  and  to  assume   all
obligations  of  the  transferor  and  to  be  subject   to   all
restrictions to which the transferor is subject under the Articles of Organization and this Agreement, as amended.

     VIII.5 Default. The occurrence of either of the following events shall constitute an event of default (an "Event of Default") on the part of the Member:

           (a) violation by a Member of any of the restrictions set forth in Section 8.1 upon the right of a Member to transfer its interest in the Company; or

          (b) a material default by a Member in the performance of, or a failure to comply with, any obligation or undertaking in this Agreement.

The defaulting Member shall have thirty (30) days following such Member's receipt of written notice of default from any other
Member to cure the default, or fifteen (15) days where the default is due solely to the non-payment of monies to pay such monies, or in the case of non-monetary default, to commence substantial efforts to cure such default and within a reasonable time complete the curing of such default.

     VIII.6         Remedies.   Upon the occurrence of any  Event  of
Default, the Company and each non-defaulting Member shall have all remedies available at law or in equity against the defaulting
Member.


                                  ARTICLE IX

                            [INTENTIONALLY DELETED]



                                  ARTICLE X

                                 THE MANAGER

      X.1 Managers. The Company shall be managed by ACI and Gem Air (the "Managers"), who shall have such rights, duties and powers specified in this Agreement, or conferred upon the Managers by the Vote of the Members.

     X.2 Duties of the Managers. The Managers acting together constitute the general manager and chief executive officer of the Company and shall have, subject to the control of the Members, general supervision, direction and control of the business of the Company and its employees. The Managers acting together shall manage the business affairs of the Company and shall have the authority and responsibility to represent and bind the Company, and enter into, execute and deliver any contracts, agreements, instruments and documents on behalf of the Company. The Managers acting together shall preside at all meetings of the Members.
The  Manager  shall  have  the  general  powers  and  duties   of
management typically vested in a director or board of directors of a corporation, and all powers and duties necessary, advisable or convenient to administer and operate the business and affairs of the Company, and such other powers and duties as may be prescribed by the Members or implied by law, including the power to:

          (a) mortgage, lease, pledge, hypothecate, grant a security interest in or otherwise dispose of any Property of the Company;

          (b) sell, exchange, assign, transfer, convey or lease the Property or any portion thereof; and

          (c) select and retain the accountants or lawyers of the Company and other consultants to the Company.

     X.3          Restrictions   on   Managers.    The   foregoing
notwithstanding,  and  in  addition  to  other   acts   expressly
prohibited or restricted by this Agreement or by law, each Manager is expressly prohibited from the following:

          (a) doing any act which would make it impossible to carry on the ordinary business of the Company;

          (b) confessing a judgment against the Company in connection with any threatened or pending legal action;

          (c) admitting any other person as a Member, except as provided in this Agreement; and

          (d) executing or delivering any assignment for the benefit of creditors of the Company's assets.

     X.4 Removal, Resignation and Vacancies. The Members may remove the Managers, either with or without cause, by a unanimous
Vote.   The  Managers may resign at any time  by  giving  written
notice to the Members. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the office of the Manager may be filled by a Vote of the Members through the appointment of a successor officer who shall hold the office for the unexpired term.

     X.5 Compensation of Managers. The Company shall pay to the Managers such salary and other benefits as shall be approved from time to time by the unanimous Vote of the Members.

     X.6 Expense Reimbursements. The Company shall reimburse the Managers for all expenses reasonably incurred by the Manager on behalf of the Company or in connection with the performance of its obligations hereunder.

     X.7 Tax Matters. ACI shall be "Tax Matters Partner" (as that term is defined in Section 6231 of the Code) to represent
the   Company  in  connection  with  all  tax  examinations   and
proceedings and to oversee the Company's tax affairs in the best interests of the Company.

     X.8 Tax Elections. On behalf of the Company, ACI may make all elections for federal income tax purposes, including the use of an accelerated depreciation method in any depreciable unit of the Company's assets, and to adjust the basis of assets pursuant to Sections 734, 743 and 754 of the Code in case of a transfer of all or part of a ACI's interest.

     X.9 Other Agreements. Each of the Members hereby authorizes and directs the Managers to execute and enter into the Lease on behalf of the Company.

                                ARTICLE XI

                   ACCOUNTING, RECORDS AND  BANK ACCOUNTS

     XI.1 Records and Accounting. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by ACI for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.

     XI.2 Access to Accounting Records. All accounting books and records of the Company, including files, and tax returns and information, shall be maintained at any office of the Company or at the Company's principal place of business. Each Member, and his duly authorized representative, agent or attorney, upon reasonable request, shall have access to them at such office of the Company and the right to inspect, examine and copy them at reasonable times. Any Member may require a review and/or audit of the books, records and reports of the Company. The Company shall keep all records required by Nevada Revised Statutes 86.241 at an office of the Company in the State of Nevada.

     XI.3 Annual Tax Information. ACI shall use its best efforts to cause the Company to deliver to each Member within ninety (90) days after the end of each Fiscal Year all information necessary for the preparation of such Member's federal income tax return.
Federal, state and local tax returns of the Company shall be prepared or caused to be prepared and filed in a timely manner by ACI.

     XI.4        Obligations of Members to Report Allocations.  The
Members  are  aware  of  the  income  tax  consequences  of   the
allocations made by this Agreement and hereby agree to be bound by the provisions of this Section in reporting their shares of the income and loss for income tax purposes.

     XI.5 Bank Accounts. From time to time, the Manager or such person or persons as the Members may designate, whether such persons be Members or not, shall open and maintain one or more bank accounts (provided each such institution has a net worth in excess of One Hundred Million Dollars ($100,000,000) and is
federally    insured);    rent   safety    deposit    boxes    or
vaults;    sign    checks,   written   directions,    or    other
instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain
access  to  the  Company  safety  deposit  box  or  boxes,   and,
generally, sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

                              ARTICLE XII

                     DISSOLUTION OF THE COMPANY AND
                  TERMINATION OF A MEMBER'S INTEREST

     X11.1        Dissolution.  The Company shall be dissolved and its
affairs wound up (a) at the time specified in the Articles of Organization, (b) upon the written agreement of all of the Members, in which event the Members will proceed with reasonable promptness to liquidate the Company, (c) upon the termination of the Company pursuant to the order of a court of competent jurisdiction, or (d) upon the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates a Member's continued membership in the Company, unless the business of the Company is continued by the consent of not less than a Majority of all the remaining Members of the Company under a right to do so stated in the Articles of Organization of the Company, or by a Majority of all the remaining Members agreeing in writing within ninety (90) days after the event to so continue the business of the Company.

     XII.2 Statement of Intent to Dissolve. As soon as possible after the occurrence of any of the events specified in Section
12.1, two signed copies of a Statement of Intent to Dissolve shall be delivered to the Secretary of State in such form as prescribed by the Secretary of State.

     X11.3        Conduct of Business.  Upon the filing by the Secretary
of  State  of  the Statement of Intent to Dissolve,  the  Company
shall  cease to carry on its business, except insofar as  may  be necessary  for the winding up of its business, but  its  separate existence shall continue until Articles of Dissolution have  been filed  with  the Secretary of State or until a decree  dissolving
the   Company   has  been  entered  by  a  court   of   competent
jurisdiction.

     XII.4 Death of a Member; Continuation. After the death of a Member, if all the remaining Members consent to the continuation of  the  business  of  the  Company, the personal  representative
("Representative")  of  the  deceased  Member  and,   after   the
distribution  of  the  deceased  Member's  estate,  the  deceased
Member's  heirs  or legatees, shall immediately  succeed  to  the
interest   of  the  deceased  Member  in  the  Company.    During
administration of the estate of the deceased Member, such Representative (and after distribution of the deceased Members' estate such heirs or legatees) shall have the same rights and obligations in the Company for the remainder of the Company's term as the deceased Member would have had, if the deceased
Member had survived. Such rights and obligations shall include, but shall not be limited to, the conduct of the Company's business and the share in the profits and losses of the Company.

     XII.5 Option To Purchase Dissolved Member's Interest. Upon the dissolution of a Member, the Company shall have the option, within one hundred twenty (120) days of the Member's date of dissolution, to purchase the dissolved Member's interest in the Company for an agreed upon price, or if no price can be agreed upon, the fair market value of such interest as determined by an independent qualified appraiser appointed by the Members and the dissolved Member's Representative. If they cannot agree on an appraiser, the Members and such Representative shall agree on three
(3) possible appraisers and chose one (1) of them at random. If the Company elects to purchase the interest of the dissolved Member, it shall pay the agreed price or the fair market value of such interest to the dissolved Member's Representative, in cash, within such 120-day period. If the Company does not purchase the interest of the dissolved Member within such 120-day period, then all rights to purchase the dissolved Member's interest pursuant to this Section shall terminate.

     XII.6 Bankruptcy. Upon the institution of bankruptcy proceedings by a Member under the federal Bankruptcy Code, or upon the institution of a bankruptcy proceeding against a Member which proceeding is not dismissed or discharged within a period of sixty (60) days after the filing thereof, or upon the attachment, execution or other judicial seizure of all of substantially all of a Member's assets or a Member's interest, if the attachment, execution or other judicial seizure would have a materially adverse effect upon the performance of the Member in its obligations under this Agreement and is not released or discharged within a period of sixty (60) days after the filing thereof (which Member, under any scenario, shall hereinafter be referred to as the "Bankrupt Member"), if all the remaining Members consent to the continuation of the business of the Company, the remaining Members shall have the right to purchase the entire membership interest of the Bankrupt Member at a price equal to the fair market value of such interest at the time of such bankruptcy, as determined by an independent qualified appraiser appointed by the Members, including the Bankrupt
Member.   If  they  cannot  agree on an appraiser,  the  Members,
including the Bankrupt Member, shall agree on three (3) possible appraisers and chose one (1) of them at random. The purchase of a Bankrupt Member's interest shall be an all cash transaction completed within one hundred and twenty (120) days after the date the bankruptcy petition is filed by or against the Bankrupt Member. The Company shall send a notice of the bankruptcy to all the Members and each Member wishing to purchase all or part of the Bankrupt Member's interest (a "Purchasing Member") must so notify all the other Members in writing within twenty (20) days after delivery of the notice. Unless they agree otherwise, if there is more than one Purchasing Member, each Purchasing Member may purchase the same proportion of the Bankrupt Member's interest in proportion to his or her Percentage Interest. If no
remaining  Member  wishes  to  purchase  the  Bankrupt   Member's
interest, or the Purchasing Members do not actually purchase the Bankrupt Member's interest within the time set forth in this
Section 12.6, then all rights to purchase the Bankrupt Member's interest pursuant to this Section shall terminate.

                               ARTICLE XIII

                              TRUST MEMBERS

     XIII.1 Trustee Liability. When any trustee becomes a Member of this Company, he shall be a Member not individually but solely as  a  trustee, in the exercise and under the power and authority conferred upon and vested in such trustee.  Nothing contained  in this  Agreement shall be construed as creating any  liability  on any  such  trustee personally to pay any amounts required  to  be paid  hereunder,  or to perform any covenant, either  express  or implied, contained herein; all such liability, if any, is  hereby
expressly  waived  by  the other Members of  this  Company.   Any
liability of any Member which is a trust (whether to the Company or to any third person) shall be a liability to the full extent of the trust estate and shall not be a personal liability of any Trustee, grantor or beneficiary of any trust.

     XIII.2 Status of Successor Trustees as Members. Any successor trustee or co-trustee of any trust which is a Member shall be entitled  to  exercise  the same rights  and  privileges  and  be
subject   to   the   same   duties   and   obligations   as   the
predecessor  trustee.   As used in this Article  XIII,  the  term
"trustee" shall include any and all such successor trustees.

                               ARTICLE XIV

                             INDEMNIFICATION

     XIV.1 Indemnity. The Company does hereby indemnify and hold harmless the Members, the Managers, Affiliates, officers and any
Person who was or is a party or is threatened to be made a  party
to   any  threatened,  pending  or  completed  action,  suit   or
proceeding,   whether   civil,   criminal,   administrative    or
investigative,  except  an action by  or  in  the  right  of  the
Company,  by  reason of the fact that he is  or  was  a  Manager,
Member,  employee or agent of this Company, or is or was  serving at  the  request of the Company as Manager, officer, employee  or
agent   of  another  limited-liability  company  or  corporation,
against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     XIV.2 Indemnity If Successful. To the extent that a Member, Manager, employee or agent of this Company has been successful on the  merits  or  otherwise in defense  of  any  action,  suit  or proceeding  referred to in Section 14.1, or  in  defense  of  any
claim,   issue  or  matter  therein,  this  Company  does  hereby
indemnify such person or entity against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     XIV.3 Advance Payment of Expenses. The expenses of Members and Managers incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Company as they are incurred and in advance of the final disposition of the action, suit  or  proceeding,  upon receipt of an undertaking  by  or  on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that
he  is  not  entitled  to be indemnified by  this  Company.   The
provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or Managers may be entitled under any contract or otherwise by law.

     XIV.4 Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XIV:

          (a)        Do not exclude any other rights to which a person
seeking  indemnification  or  advancement  of  expenses  may   be
entitled  under  the Articles of Organization or  any  agreement, vote of Members or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, may not be made to or on
behalf   of  any  Member  or  Manager  if  a  final  adjudication
establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.


          (b) Continue for a person who has ceased to be a Member, Manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     XIV.5 Errors and Omissions Insurance. The Company may purchase and maintain insurance, at the Company's expense, on behalf of the Members and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and/or the Members' acts or omissions as the Members of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     XIV.6 Violation of this Agreement. Any Member who violates any of the terms, conditions and provisions of this Agreement or who breaches any representation and warranty set forth herein will keep and save harmless the Company, the Property and will also indemnify the other then Members from any and all claims, demands and actions of every kind and nature whatsoever which may arise our of or by reason of the violation of any terms and conditions of this Agreement or the breach of any representation or warranty set forth herein.

                                  ARTICLE XV

                           MISCELLANEOUS PROVISIONS

     XV.1        Insurance.  During the course of the term for which
this   Company  is  formed,  the  Company  will  carry  liability insurance in amounts deemed appropriate by the Manager.

     XV.2. Complete Agreement. This Agreement, and the Articles of Organization, constitute the complete and exclusive statement of the Agreement among the Members with respect to the subject matter contained herein and therein. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them with respect to the subject matter contained herein and therein. This Agreement and the Articles
supersede   all  prior  written  and  oral  statements   and   no
representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or of any force and effect whatsoever with respect to the subject matter contained herein and therein.

     XV.3 Amendments. This Agreement may be amended by the Members but only at a special or annual meeting of the Members, not by written consent, and only if the notice of the intention to amend the Agreement was contained in the notice of the meeting, or such notice of a meeting is waived by all Members. Notwithstanding any provision to the contrary in the Articles of Organization, in no event shall the Articles be amended without the vote of a Majority of the Members.

     XV.4 Applicable Law. This Agreement, and its application, shall be governed exclusively by its terms and by the laws of the State of Nevada.

     XV.5 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

     XV.6 Counterparts. This Agreement may be executed in counterparts, all of which will be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.


     XV.7 Severability. If any provision of this Agreement or the Application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     XV.8 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their
respective   assignees  (whether  permitted  by  this   Operating
Agreement or not), heirs, legal representatives, successors and assigns.

     XV.9 Disclaimers. Each Member hereby acknowledges and represents as follows:

          (a) I am familiar with the Company and all of its proposed activities and have the knowledge and experience necessary to evaluate this particular investment, and have read and understand each and every provision in this Agreement. I recognize that an investment in the Company involves certain risks, and I have taken full cognizance of and understanding all of the risk factors related to the purchase of an interest in the Company. I am aware that the Company has no financial or operating history.

           (b) I am aware that this Agreement was drafted by counsel for the Company and that said counsel has in no way undertaken to
represent  me  or any other Member individually.   I  acknowledge
that I have been encouraged to seek competent counsel in connection with the negotiation of this Agreement, and that I have had adequate opportunity to do so.

     XV.10        Concurrent Representation; Waiver.

          XV.10.1 Latham & Watkins and Schreck, Jones, Bernhard, Woloson & Godfrey, counsel for ACI (each such counsel, "Counsel"), may from time to time, at the direction of the Managers, serve as counsel to the Company. Each of the Members hereby acknowledges that it may be impacted differently than the other Members or the Company by decisions made in implementing this Agreement and/or the transactions contemplated by this Agreement. Notwithstanding these inherent conflicts of interest and other potential issues and divergences of interests among the Members and the Company, each of the Members agrees as follows:

               (a) To cooperate in the concurrent representation of its interests and the interests of the Members and/or the Company by Counsel.

               (b) To maintain in confidence all information and advice which Counsel may provide to it.

               (c) That all facts and circumstances communicated to Counsel by it may be disclosed to any other Member.

          XV.10.2 Each of the Members and/or the Company shall have the right to terminate Counsel's representation of it. In such case, each  of  the Members agrees that Counsel shall continue to  have the  right to represent the other Members and/or the Company  and that  Counsel's  representation of it prior  to  the  termination
shall   not   form  a  basis  for  disqualifying   Counsel   from
representing the other Members and/or the Company in litigation or otherwise.

         XV.10.3 Each of the Members agrees that Counsel shall have the right at any time to withdraw from its representation of any or all of the Members and/or the Company for good cause.  Good cause shall mean a failure by any of the Members and/or the Company  to cooperate or follow Counsel's advice on a material matter  or  to
pay    Counsel's    statements   in   a    timely    manner,    a
determination   by  Counsel  that  the  conflicts   between   any
of  the  Members  and/or the Company preclude  Counsel's  further representation,  or any other material matter that  in  Counsel's judgment impairs an effective attorney-client relationship.  Each of  the  Members  agrees that following any such  termination  of representation  by Counsel, Counsel shall continue  to  have  the right  to represent one or more of the Members and/or the Company and  that Counsel's representation of it prior to the termination
shall   not   form  a  basis  for  disqualifying   Counsel   from
representing the other Members and/or the Company in litigation or otherwise.

      IN WITNESS WHEREOF, this Operating Agreement was adopted by a unanimous vote of all the Members of this Company at the organizational meeting thereof held on July 5, 1996.

                              GEM AIR, INC., a Nevada
                              corporation, Member



                              By:  /s/ Steven W. Rebeil
                              Name:    Steven W. Rebeil
                              Title:   President


                              AMERISTAR CASINOS, INC., a  Nevada
                              corporation, Member



                              By:      /s/ Brian E. Katz
                              Name:        Brian E. Katz
                              Title:       Sr. Vice President


                           Exhibit A

                    Preliminary Title Report



                           Exhibit B

                Description of the Real Property



                           Exhibit C

                      Assignment of Lease



RECORDING REQUESTED BY
AND WHEN RECORDED, RETURN TO:

Steven J. Levine, Esq.
Latham & Watkins
701 "B" Street, Suite 2100
San Diego, California  92101



               ASSIGNMENT, ACCEPTANCE AND CONSENT


      THIS ASSIGNMENT, ACCEPTANCE AND CONSENT (the "Assignment") is made as of July 5, 1996, by and between GEM AIR, INC., a Nevada corporation ("Assignor"), NEVADA AG AIR, LTD., a Nevada limited liability company ("Assignee"), JOHNNY RIBEIRO BUILDER, INC. OF NEVADA, a Nevada corporation ("Consenting Party"), and the COUNTY OF CLARK, a political subdivision of the State of Nevada (the "County").

                            Recitals

     A. Subject Agreement. Assignor and Consenting Party are all of the current parties to that certain Ground Lease by and between Assignor and Consenting Party recorded August 24, 1994, in the Official Records of the Clark County Recorder in Book 940624 as Instrument No. 00225 (the "Subject Agreement") covering that certain real property located in Clark County, Nevada, and more particularly described in Exhibit "C" attached hereto and incorporated herein by this reference.

     B. County Lease. The County and Consenting Party are the parties to that certain Lease dated as of August 20, 1985, as amended by that certain First Amendment to Lease dated August 4, 1992, pursuant to which Consenting Party has an interest in the property covered by the Ground Lease (the "County Lease").

     C. Sublease. Assignee desires to sublease to Ameristar Casinos, Inc. ("Ameristar") its interest in both the property covered by the Subject Agreement and the County Lease and its interest in the airplane hangar located thereon. Assignee and Ameristar desire to enter into a certain Sublease of a portion of the premises covered by the Subject Agreement (the "Sublease"), the effectiveness of which is conditioned upon the consent of Consenting Party and the County to the terms and provisions
thereof.   Consenting  Party and the County  desire  to  evidence
their consent to the Sublease.

     D. Purpose. Assignor now desires to assign to Assignee certain rights and obligations under the Subject Agreement.
Assignee   desires  to  accept  and  assume   such   rights   and
obligations, and Consenting Party desires to evidence its consent to such assignment, acceptance and assumption and to confirm for Assignee certain matters relating to the Subject Agreement and the Sublease.

                           Agreement

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Assignment. Assignor hereby assigns all of its right, title and interest in, to and under the Subject Agreement to Assignee.

     2. Acceptance and Assumption. Assignee hereby accepts the foregoing assignment and assumes all of the obligations of Assignor with respect to the Subject Document.


     3. Consent. Each of Consenting Party and the County hereby consents to the foregoing assignment, acceptance and assumption.

     4.        Confirmation of Matters Relating to Subject Agreement.
Assignor and Consenting Party hereby certify to Assignee that the following matters relating to the Subject Agreement are true and correct as of the date hereof:

          (a)       Full Force and Effect.  Attached hereto as Exhibit "A"
is  a  true  and  complete  copy of the Subject  Agreement.   The
Subject Agreement continues in full force and effect and has not been assigned, modified, supplemented or amended in any way.

          (b) No Notice to Terminate. Neither Consenting Party nor Assignor has delivered to the other party any notice to terminate in the future the Subject Agreement or any right or obligations thereunder.

          (c) No Uncured Defaults. There are no uncured defaults by Assignor or Consenting Party under the Subject Agreement, and neither Consenting Party nor Assignor knows of any events or conditions which have occurred or exist or which with the passing of time, the giving of notice, or both, would constitute a default by the other party under the Subject Agreement.

          (d) Payments Current. All payments required to be made by Assignor to Consenting Party under the Subject Agreement as of the date hereof have been made.

          (e) Extension of Option Unexercised. In the event that the Subject Agreement provides Assignor with any right to extend the term of all or any part of the Subject Agreement, such option has not been exercised as of the date hereof, and Consenting Party does not know of any events or conditions which have occurred or exist which with the passing of time, the giving of notice, or both, would terminate the right of Assignee to exercise such option.

     5. County Lease. Consenting Party and the County hereby certify to Assignee that the following matters relating to the County Lease are true and correct as of the date hereof:

          (a)       Full Force and Effect.  Attached hereto as Exhibit "B"
is  a  true  and complete copy of the County Lease.   The  County
Lease continues in full force and effect and has not been assigned, modified, supplemented or amended in any way.

          (b) Payments Current. All payments required to be made by Consenting Party to the County under the County Lease as of the date hereof have been made.

     6. Sublease. Each of Consenting Party and the County hereby consents to the Sublease and each and every term and provision thereof.

     7.        Miscellaneous.  This Assignment shall be binding upon
and   shall  inure  to  the  benefit  of  the  respective  heirs, successors and assigns of the parties hereto.  Each party  agrees to execute any and all other documents reasonably necessary or appropriate in order to effect the assignment to Assignee of the Subject Agreement and any rights thereunder in accordance with the terms of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the
same  instrument.   The  headings used herein  are  inserted  for
purposes of reference and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, all as of the day and year first above written.

ASSIGNOR:                          CONSENTING PARTY:

GEM AIR, INC.,                     JOHNNY  RIBEIRO BUILDER,  INC.
a Nevada corporation               OF NEVADA, a Nevada corporation

By:     /s/ Steven W. Rebeil       By:
Name:       Steven W. Rebeil       Name:
Title:      President              Title:


ASSIGNEE:                          COUNTY:

NEVADA  AG AIR, LTD., a Nevada     THE   COUNTY   OF   CLARK,   a
limited liability company          political subdivision  of  the
                                   State of Nevada


By:   Ameristar Casinos, Inc.,
a Nevada corporation, Member
                                   By:
                                   Name:
     By:       /s/ Brian E. Katz   Title:
     Name:         Brian E. Katz
     Title:        Sr. Vice President

By:   Gem Air, Inc., a  Nevada
corporation, Member


     By:      /s/ Steven W. Rebeil
     Name:        Steven W. Rebeil
     Title:       President


STATE OF NEVADA     )    ASSIGNOR
                    ) SS:
COUNTY OF CLARK     )

            On  this  5th  day  of  July,  1996,
personally    appeared    before    me,    a    notary    public,
Steven W. Rebeil,  personally
known or proven to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



                              /s/ Beverly J. McKinney
                              NOTARY PUBLIC

                              My commission expires:  April 9, 1999



STATE OF NEVADA     )                   ASSIGNEE:
                    ) SS:               Ameristar Casinos, Inc.
COUNTY OF CLARK     )

            On  this  8th  day  of  July,  1996,
personally    appeared    before    me,    a    notary    public,
Brian E. Katz,  personally
known or proven to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



                              /s/ Tina F. Luper
                              NOTARY PUBLIC

                              My commission expires:  3/28/2002





STATE OF NEVADA     )             ASSIGNEE:
                    ) SS:         Gem Air, Inc.
COUNTY OF CLARK     )

            On  this  5th  day  of  July,  1996,
personally    appeared    before    me,    a    notary    public,
Steven W. Rebeil,  personally
known or proven to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



                              /s/ Beverly J. McKinney
                              NOTARY PUBLIC

                              My commission expires:  April 9, 1999


STATE OF NEVADA     )    CONSENTING PARTY
                    ) SS:
COUNTY OF CLARK     )

            On  this  ______  day  of  __________________,  1996,
personally appeared before me, a notary public, ____________________________________________________, personally known or proven to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



_____________________________________
                              NOTARY PUBLIC

                              My commission expires:




STATE OF NEVADA     )    COUNTY
                    ) SS:
COUNTY OF CLARK     )

            On  this  ______  day  of  __________________,  1996,
personally appeared before me, a notary public, ____________________________________________________, personally known or proven to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.



_____________________________________
                              NOTARY PUBLIC

                              My commission expires:


  EXHIBIT "A" TO ASSIGNMENT

Attach copy of the Subject Agreement


  EXHIBIT "B" TO ASSIGNMENT

Attach copy of the County Lease


  EXHIBIT "C" TO ASSIGNMENT

Attach Description of Property


          Exhibit D

   Form of FRPTA Affidavit


CERTIFICATE OF NON-FOREIGN STATUS

      Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold part of the purchase price as security for the potential tax obligation of a foreign seller. This Certificate is made to inform Nevada AG Air, Ltd. (the "Company") that the withholding of amounts pursuant to Internal Revenue Code Section 1445 is not required upon the disposition of a U.S. real property interest by Gem Air, Inc., a Nevada corporation ("Gem Air"). Gem Air hereby certifies that:

       1. Gem Air is not a foreign corporation, foreign partnership, foreign trust, or foreign estate as defined in the Internal Revenue Code and Income Tax Regulations;

      2. Gem Air's U.S. employer identification number is 88-0301763;

      3. Gem Air's business address is 135 E. Reno, Suite F-7 and Suite F-3, Las Vegas, Nevada.

      Gem Air understands that this Certificate may be disclosed to the Internal Revenue Service by the Company and that making a false statement in this Certificate may be punished by fine, imprisonment, or both.

      Under penalty of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Gem Air.

Date:  _________________      GEM AIR, INC., a Nevada corporation


                              By:
                              Name:
                              Title:


          Exhibit E

        Form of Lease



          Exhibit F

         Ground Lease



         Exhibit G

   Business Loan Agreement



          Exhibit H

     Form of Bill of Sale


      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GEM AIR, INC., a Nevada corporation ("Seller"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to NEVADA AG AIR, LTD., a Nevada limited liability company ("Buyer"), all right, title and interest in and to all of the machinery, furniture, furnishings, materials, supplies, spare parts, goods, equipment and related additions and accessories and other items of personal property described in Schedule "1" attached hereto and incorporated herein by this reference, together with all additions, accessories, appurtenances, spare parts and replacements not specifically described in Schedule "1" but that are either incorporated into, in respect of, or applicable to any such item of personal property described in Schedule "1" (the "Personal Property"). Seller hereby represents and warrants to Buyer that Seller is conveying the Personal Property to Buyer free and clear of all liens, security interests, encumbrances and other claims to the Property.

      Seller, for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

           Executed at ________________________, this ______  day
of________, 1996.

                    GEM AIR, INC.,
                    a Nevada corporation


                    By:
                    Its:



 Schedule "1" To Bill of Sale

  List of Personal Property



      TABLE OF CONTENTS

                          Page

ARTICLE I     DEFINITIONS                                  1
    1.1       Adjusted Capital Account Deficit             1
    1.2       Affiliate                                    1
    1.3       Agreement                                    2
    1.4       Assignment of Lease                          2
    1.5       Capital Account                              2
    1.6       Capital Contribution                         2
    1.7       Cash Available for Distribution              2
    1.8       Code                                         2
    1.9       Fiscal Year                                  2
    1.10      FRPTA Affidavit                              2
    1.11      Grant Deed                                   2
    1.12      Ground Lease                                 2
    1.13      Lease                                        3
    1.14      Lien                                         3
    1.15      Majority                                     3
    1.16      Manager                                      3
    1.17      Member Nonrecourse Debt                      3
    1.18      Member Nonrecourse Debt Minimum Gain         3
    1.19      Member Nonrecourse Deductions                3
    1.20      Members                                      3
    1.21      Minimum Gain                                 3
    1.22      Net Profits and Net Losses                   4
    1.23      Percentage Interest                          4
    1.24      Permitted Liens                              4
    1.25      Person                                       4
    1.26      Personal Property.                           4
    1.27      Preliminary Title Report                     5
    1.28      Property                                     5
    1.29      Real Property                                5
    1.30      Regulations                                  5
    1.31      Secretary of State                           5
    1.32      Title Company                                5
    1.33      Title Policy                                 5

ARTICLE II    INTRODUCTORY MATTERS                         5
    2.1       Principal Office                             5
    2.2       Other Offices                                5
    2.3       Duration                                     6
    2.4       Purpose                                      6


ARTICLE III   CAPITAL CONTRIBUTIONS                        6
    3.1       Initial Capital                              6
    3.2       Capital Accounts                             7
    3.3       General Rules for Adjustment of
                 Capital Accounts                          7
    3.4       Special Rules With Respect to
                 Capital Accounts                          8
    3.5       Federal Income Tax Elections                 8
    3.6       Rights With Respect to Capital;
                 Interest                                  9
    3.7       Additional Capital Contributions             9

ARTICLE IV    PROFITS AND LOSSES                           9
    4.1       Net Profits and Losses                       9
    4.2       Special Allocations                          9
    4.3       Curative Allocations                        10
    4.4       Residual Allocations                        10
    4.5       Fees to Members or Affiliates               11
    4.6       Section 704(c) Allocation                   11
    4.7       Federal Income Tax                          11

ARTICLE V     DISTRIBUTIONS                               11
    5.1       Initial Distribution                        11
    5.2       Operating Distributions                     11
    5.3       Distribution on Dissolution and
                  Liquidation                             12

ARTICLE VI    MEMBERS                                     12
    6.1       Powers                                      12
    6.2       Compensation of Members                     12
    6.3       General Restrictions                        13
    6.4       Action by the Members                       14
    6.5       Place of Meetings of Members                14
    6.6       Annual Meetings                             14
    6.7       Notice                                      14
    6.8       Special Meetings                            14
    6.9       Waiver of Notice                            15
    6.10      Adjourned Meetings And Notice Thereof       15
    6.11      Action By Written Consent                   15
    6.12      Quorum                                      15
    6.13      Delegation of Authority To Members
                  and Managers                            15
    6.14      Expense Reimbursements                      16

ARTICLE VII   REPRESENTATIONS AND WARRANTIES              16
    7.1       Reciprocal Representations and
                  Warranties                              16


ARTICLE  VIII  TRANSFER OF MEMBERS' INTERESTS,
               ADMISSION  OF  NEW MEMBERS,
               AND DEFAULT BY MEMBER                      18
    8.1       Approval of Members                         18
    8.2       Admission of New Members                    18
    8.3       Sale of a Member's Interest                 18
    8.4       Agreements with Transferees                 19
    8.5       Default                                     19
    8.6       Remedies                                    19

ARTICLE IX    [INTENTIONALLY DELETED]                     19

ARTICLE X     THE MANAGER                                 19
    10.1      Managers                                    19
    10.2      Duties of the Managers                      19
    10.3      Restrictions on Managers                    20
    10.4      Removal, Resignation and Vacancies          20
    10.5      Compensation of Managers                    20
    10.6      Expense Reimbursements                      21
    10.7      Tax Matters                                 21
    10.8      Tax Elections                               21
    10.9      Other Agreements.                           21

ARTICLE XI    ACCOUNTING, RECORDS AND BANK ACCOUNTS       21
    11.1      Records and Accounting                      21
    11.2      Access to Accounting Records                21
    11.3      Annual Tax Information                      21
    11.4      Obligations of Members to Report
                  Allocations                             21
    11.5      Bank Accounts                               22

ARTICLE  XII  DISSOLUTION OF THE COMPANY AND
              TERMINATION OF A MEMBER'S INTEREST          22
    12.1      Dissolution                                 22
    12.2      Statement of Intent to Dissolve             22
    12.3      Conduct of Business                         22
    12.4      Death of a Member; Continuation             22
    12.5      Option To Purchase Dissolved Member's
                  Interest                                23
    12.6      Bankruptcy                                  23

ARTICLE XIII  TRUST MEMBERS                               24
    13.1      Trustee Liability                           24
    13.2      Status of Successor Trustees as
                  Members                                 24

ARTICLE XIV   INDEMNIFICATION                             24
    14.1      Indemnity                                   24
    14.2      Indemnity If Successful                     24
    14.3      Advance Payment of Expenses                 25
    14.4      Other Arrangements Not Excluded             25
    14.5      Errors and Omissions Insurance              25
    14.6      Violation of this Agreement                 25

ARTICLE XV    MISCELLANEOUS PROVISIONS                    25
    15.1      Insurance                                   25
    15.2      Complete Agreement                          26
    15.3      Amendments                                  26
    15.4      Applicable Law                              26
    15.5      Headings                                    26
    15.6      Counterparts                                26
    15.7      Severability                                26
    15.8      Heirs, Successors and Assigns               26
    15.9      Disclaimers                                 26